Exhibit (a)(1)
                                                              to the Schedule TO


                       OFFER TO EXCHANGE OPTIONS UNDER THE
                         INTERNET SECURITY SYSTEMS, INC.

                       RESTATED 1995 STOCK INCENTIVE PLAN


--------------------------------------------------------------------------------
                  THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 26, 2003,
            UNLESS INTERNET SECURITY SYSTEMS, INC. EXTENDS THE OFFER
--------------------------------------------------------------------------------

           Internet Security Systems, Inc. (the "Company") is offering to exchange all outstanding options to purchase shares of our common stock with an exercise price greater than $30.00 per share granted to our current employees under our Restated 1995 Stock Incentive Plan (the "Plan") for new options which we will grant on or about May 27, 2004 under the Plan. We are making the Offer upon the terms and subject to the conditions set forth in this Offer to Exchange (the "Offer to Exchange") and in the related Letter of Transmittal (the "Letter of Transmittal," which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the "Offer"). For each 2.5 shares underlying eligible options surrendered, an employee will be entitled to receive a new option to purchase one share upon the terms set forth herein. The number of shares of common stock subject to new options to be granted to each option holder who validly tenders options is set forth in the Letter of Transmittal from us to such option holder, which accompanies these materials. We will grant the new options on or about the first business day that is at least six months and one day following the date we cancel and terminate the options accepted for exchange.

           The per share exercise price of the new options will equal the NASDAQ National Market closing price of the Company's common stock on the date of grant. The new options will vest in equal quarterly installments over a three-year period from the grant date, regardless of whether old options are vested or would vest more quickly. Vesting will begin three months after the new grant date in 2004.

           Eligible options are those with an exercise price per share greater than $30.00. If you wish to tender your eligible options in the Offer, you must tender all of the eligible options granted to you under the Plan. This Offer is not conditioned upon a minimum threshold number of options being tendered by all eligible option holders, but is subject to conditions that we describe in
Section 7 of this Offer to Exchange.

           If you choose not to tender your options, then your options will remain outstanding and they will retain their current exercise price and current vesting schedule.

           Although our Board of Directors has approved this Offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender your eligible options for exchange. You must make your own decision whether to tender your options, and we urge you to consult with your financial, tax and/or legal advisor before deciding whether to tender your options.

           Shares of our common stock are quoted on the NASDAQ National Market under the symbol "ISSX." On October 24, 2003, the last reported sale price of the common stock on NASDAQ National Market was $16.63 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your options.

           This transaction has not been approved or disapproved by the Securities and Exchange Commission (the "SEC") nor has the SEC passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

           You should direct questions about this Offer or requests for assistance or for additional copies of the Offer to Exchange or the Letter of Transmittal to Yaslyn Moore, at Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328 (email: optionexchange@iss.net).

IMPORTANT

           If you wish to tender your options for exchange, you must complete and sign the Letter of Transmittal in accordance with its instructions, and mail, fax, hand deliver or email in a PDF file it and any other required documents to us at Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328 (facsimile: (404) 236-2607), (email: optionexchange@iss.net),
Attention: Yaslyn Moore.


           We are not making this Offer to, nor will we accept any tender of options from or on behalf of, option holders in any jurisdiction in which the Offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make this Offer to option holders in any such jurisdiction.

           We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your options pursuant to this Offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this Offer other than the information and representations contained in this document or in the related Letter of Transmittal. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

             The date of this Offer to Exchange is October 29, 2003.

  A Summary Term Sheet describing the principle terms of the Offer appears on pages 1 through 6. You should read this entire document carefully before deciding whether to exchange your options.

TABLE OF CONTENTS

                                      PAGE
                                      ----

SUMMARY TERM SHEET.............................................................1

INTRODUCTION...................................................................6

THE OFFER......................................................................6

1.         THE OFFER; NUMBER OF OPTIONS; EXPIRATION DATE.......................6

2.         PURPOSE OF THE OFFER................................................7

3.         PROCEDURES FOR TENDERING OPTIONS....................................9

4.         WITHDRAWAL RIGHTS..................................................10

5.         ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF
           NEW OPTIONS........................................................11

6.         CHOOSING NOT TO TENDER.............................................11

7.         CONDITIONS OF THE OFFER............................................11

8.         PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.................14

9.         SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW
           OPTIONS............................................................15

10.        INFORMATION CONCERNING THE COMPANY.................................22

11.        INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS
           AND ARRANGEMENTS CONCERNING THE OPTIONS............................23

12.        STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER;
           ACCOUNTING CONSEQUENCES OF THE OFFER...............................26

13.        LEGAL MATTERS; REGULATORY APPROVALS................................27

14.        MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........................27

15.        EXTENSION OF OFFER; TERMINATION; AMENDMENT.........................28

16.        FEES AND EXPENSES..................................................29

17.        ADDITIONAL INFORMATION.............................................29

18.        MISCELLANEOUS......................................................30

                               SUMMARY TERM SHEET

           The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the remainder of this Offer to Exchange and the accompanying Letter of Transmittal because the information in this summary is not complete and additional important information is contained in the remainder of this Offer to Exchange and the Letter of Transmittal.

       o   WHAT SECURITIES ARE WE OFFERING TO EXCHANGE?

           We are offering to exchange all employee stock options that are outstanding under our Restated 1995 Stock Incentive Plan (the "Plan"), that have an option price greater than $30.00 per share (eligible options), for new options to be issued under the Plan.

       o   WHY ARE WE MAKING THE OFFER?

           Many of our outstanding options granted to our employees, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We are making this Offer in order to provide our employee option holders with the benefit of owning options that over time may have a greater potential to increase in value. We believe this will create better performance incentives for employee option holders and thereby align the interests of employees and stockholders in maximizing stockholder value.

       o   WHAT ARE THE CONDITIONS TO THE OFFER?

           The Offer is not conditioned upon a minimum threshold number of options being tendered by all option holders. The Offer is, however, subject to a number of other conditions with regard to events that could occur prior to the expiration of the Offer. These events include a change in accounting principles, a lawsuit challenging the Offer, and a third-party tender offer for our common stock or an acquisition proposal for us. These and various other conditions are more fully described in Section 7.

       o ARE THERE ANY ELIGIBILITY REQUIREMENTS I MUST SATISFY AFTER THE EXPIRATION DATE OF THE OFFER TO RECEIVE THE NEW OPTIONS?

           To receive a grant of new options pursuant to the Offer and under the Plan, you must be an employee of us or one of our subsidiaries through the date we grant the new options. As discussed below, we will not grant the new options until on or about the first business day that is at least six months and one day following the date we cancel and terminate the options accepted for exchange. If, for any reason, you are not one of our employees or an employee of one of our subsidiaries through the date we grant the new options, you will not receive any new options or any other consideration in exchange for your tendered options that we have accepted for exchange. Participation in the Offer does not confer upon you the right to remain in the employ of us or any of our subsidiaries.

       o WHAT HAPPENS IF WE ARE SOLD DURING THE PERIOD AFTER I HAVE TENDERED BUT BEFORE NEW OPTIONS HAVE BEEN GRANTED?

           While we are not currently negotiating any transactions which could reasonably be expected to lead to the acquisition of our entire company, our Board of Directors has a duty to consider alternatives for maximizing stockholder value, and we cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in our best interest and the best interest of our stockholders. If we are acquired during the period between the date of our acceptance of the options which are tendered and the date the new options are to be granted, the acquiror may not be obligated to honor our original intent to issue the new options and may choose not to do so. In that case, optionees who have tendered their options pursuant to this Offer would not receive any new options or any other consideration in exchange for their tendered options.

           We are also reserving the right, in the event of a merger or similar transaction, to take any action that we deem necessary or appropriate to complete a transaction that our stockholders or our Board of Directors believes is in our best interest and the best interest of our stockholders. This could include terminating your right to receive the new options in this Offer. If we were to terminate your right to receive the new options in this Offer in connection with such a transaction, optionees who have tendered their options pursuant to this Offer would not receive any new options or any other consideration in exchange for their tendered options.

       o   HOW MANY NEW  OPTIONS  WILL I RECEIVE  IN  EXCHANGE  FOR MY  TENDERED
           OPTIONS?

           We will grant you a new option to purchase one share of our common stock for every 2.5 shares underlying eligible options you cancel. Eligible options are those with exercise prices greater than $30.00 per share. All new options will be granted under the Plan and will be subject to the terms and conditions of the Plan and a new option agreement between you and us. The new option agreement will be in substantially the same form as the option agreement or agreements for your current options.

           The formula for determining the number of new options you will be granted is as follows:
                                                     Exchange Ratio
               Grant Price                   (Eligible Option : New Option)
               _________                        _________________________

               Greater than $30.00                      2.5: 1

       o IF I CHOOSE TO TENDER OPTIONS FOR EXCHANGE, DO I HAVE TO TENDER ALL MY ELIGIBLE OPTIONS?

           You must tender all of the eligible options granted to you under the Plan, i.e., options that have an exercise price greater than $30.00 per share. We are not accepting partial tenders. For example, if you hold an option to purchase 100 shares of common stock at an exercise price of $41.00 per share and an option to purchase 200 shares of common stock at an exercise price of $35.00 per share, you must tender all such options for the purchase of 300 shares.

       o   WHEN WILL I RECEIVE MY NEW OPTIONS?

           We will grant the new options on or about the first business day that is at least six months and one day following the date we cancel and terminate the options accepted for exchange. For example, if we cancel and terminate tendered options on November 26, 2003, the scheduled Expiration Date, the grant date of the new options will be on or about May 27, 2004.

       o WHY WON'T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

           If we were to grant the new options on any date that is earlier than six months and one day following the date we cancel and terminate the options accepted for exchange, we would be required to record compensation expense against our earnings for financial reporting purposes. By deferring the grant of the new options for at least six months and one day, we believe we will not have to record such a compensation expense. However, changes to financial accounting rules are currently under consideration, which may ultimately require expensing all of options.

       o   WHY DON'T WE SIMPLY REPRICE THE CURRENT OPTIONS?

           "Repricing" existing options would result in variable accounting for such options, which would require us for financial reporting purposes to record additional compensation expense each quarter for increases in the prices of our common stock subject to outstanding repriced options until such repriced options are exercised, canceled or expire.

       o IF I TENDER OPTIONS IN THE OFFER, WILL I BE ELIGIBLE TO RECEIVE OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTIONS?

           If we accept the options you tender in the Offer, we intend to defer until the grant date for your new options the potential grant to you of any other options for which you may be eligible between the date hereof and the new option grant date. We will defer the grant to you of these other options if we determine it is necessary for us to do so to avoid incurring compensation expense against our earnings because of accounting rules that could apply to these interim option grants as a result of the Offer.

       o   WHAT WILL THE EXERCISE PRICE OF THE NEW OPTIONS BE?

           The per share exercise price of the new options will be the closing price of a share of Company common stock on the NASDAQ National Market on the grant date. The fair market value of our common stock will be determined in accordance with the terms of the Plan. Accordingly, we cannot predict whether or not the exercise price of the new options will exceed $16.63 per share, our last sales price on October 24, 2003. Because we will not grant new options to a tendering stockholder until the first business day that is at least six months and one day following the date we cancel and terminate the options accepted for exchange, it is possible that the new options may have a higher exercise price than some or all of your current options. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your options.

       o   WHEN WILL THE NEW OPTIONS VEST?

           The new options will vest in equal quarterly installments over a three-year period from the grant date, beginning three months after the grant date. This new vesting schedule applies regardless of whether old options are vested or would vest more quickly.

       o   WILL I HAVE TO PAY TAXES IF I  EXCHANGE  MY  ELIGIBLE  OPTIONS IN THE
           OFFER?

           If you exchange your current eligible options for new options, we believe you will not be required under current U.S. tax law to recognize income for federal income tax purposes at the time of the exchange. Further, at the date of grant of the new options, we believe you will not be required under current U.S. tax law to recognize income for federal income tax purposes.

           Option holders subject to the tax laws of other countries and jurisdictions may be subject to different tax consequences if they exchange their options in the Offer.

           We recommend that all option holders consult with their own tax advisor to determine the tax consequences of tendering options pursuant to the Offer.

       o   WHAT HAPPENS IF I CHOOSE NOT TO TENDER MY ELIGIBLE OPTIONS?

           If you choose not to tender your eligible options, then your eligible options will remain outstanding, and they will retain their current exercise price and current vesting schedule.

       o HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER OPTIONS IN THE OFFER? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

           You have until at least 5:00 P.M. Eastern Time, on November 26, 2003, to tender your eligible options in the Offer. We may, in our discretion, extend the Offer at any time, but we cannot assure you that the Offer will be extended or, if extended, for how long. If we extend the Offer, we will make a company-wide announcement of the extension no later than 9:00 a.m. on the next business day following the previously scheduled expiration date. If we extend the Offer, we may delay the acceptance of any options that have been tendered.

       o   HOW DO I TENDER MY OPTIONS?

           If you decide to tender your options, you must deliver, before the Offer expires, a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal to Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328 (facsimile: (404) 236-2607; e-mail: optionexchange@iss.net), Attention: Yaslyn Moore.

       o   DURING  WHAT  PERIOD  OF  TIME  MAY I  WITHDRAW  PREVIOUSLY  TENDERED
           OPTIONS?

           You may withdraw your tendered options at any time before the Offer expires. Because we are not accepting partial tenders of options, you may only withdraw all of the options that you have tendered in the Offer. To withdraw tendered options, you must deliver to us at the address or facsimile number listed above a written notice of withdrawal with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the proper delivery procedures.

       o   WHAT DOES OUR BOARD OF DIRECTORS THINK OF THE OFFER?

           Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether or not you should tender your eligible options for exchange. You must make your own decision whether to tender your options. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

       o   WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

           For additional information or assistance, email your request to: optionexchange@iss.net.

                                  INTRODUCTION

           Internet Security Systems, Inc. is offering to exchange all outstanding options to purchase shares of our common stock with an exercise price greater than $30.00 per share granted to our current employees under our Restated 1995 Stock Incentive Plan (the "Plan") for new options we will grant under the Plan. Our board of directors and top five executive officers are excluded from this offer. We are making this offer upon the terms and subject to the conditions set forth in this Offer to Exchange (the "Offer to Exchange") and in the related Letter of Transmittal (the "Letter of Transmittal", which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the "Offer"). If you tender options for exchange, we will grant you, subject to the terms and conditions of the Offer, new options under the Plan and a new option agreement between us and you. All tendered options accepted by us pursuant to this Offer and not validly withdrawn will be canceled and terminated.

           If you wish to tender your options in the Offer, you must tender all of the options with an exercise price greater than $30.00 per share you have been granted under the Plan. This Offer is not conditioned upon a minimum threshold number of options being tendered by eligible option holders. However, this Offer is subject to conditions that we describe in Section 7 below.

           As of October 24, 2003, options to purchase 1,445,476 shares of our common stock with exercise prices exceeding $30.00 per share were issued and outstanding under the Plan.

                                    THE OFFER

1.         THE OFFER; NUMBER OF OPTIONS; EXPIRATION DATE

           Upon the terms and subject to the conditions of the Offer, we will exchange outstanding options with an exercise price greater than $30.00 per share granted to our current employees under the Plan which are properly tendered and not validly withdrawn in accordance with Section 4 before the Expiration Date, as defined below, for new options to purchase shares of our common stock which we will grant under the Plan. We will not accept from any single optionee partial tenders of eligible options. Therefore, you must tender all of your eligible options granted to you under the Plan to participate in the Offer.

           If your options are properly tendered and accepted for exchange, unless we terminate this Offer pursuant to the terms and conditions hereof, you will be entitled to receive, subject to the terms and conditions of the Offer, on or about the first business day that is at least six months and one day following the date we cancel and terminate the options, new options to purchase the number of shares of our common stock that is equal to the number set forth in the Letter of Transmittal, which accompanies these materials. The number of shares underlying the new options is subject to adjustments for any stock splits, stock dividends and similar events that occur prior to the grant date of the new options.

           If, for any reason, you are not one of our employees or an employee of one of our subsidiaries through the date we grant the new options, you will not receive any new options or any other consideration in exchange for your tendered options that have been accepted for exchange. Participation in the Offer does not confer upon you the right to remain in the employ of us or any of our subsidiaries. This means that if you die or quit for any reason, or we terminate your employment for any reason, prior to the date we grant the new options, you will not receive anything for the options that you tendered and we canceled.

           While we are not currently negotiating any transactions which could reasonably be expected to lead to the acquisition of our entire company, our Board of Directors has a duty to consider alternatives for maximizing stockholder value, and we cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in our best interest and the best interest of our stockholders. If we are acquired during the period between the date of our acceptance of the options which are tendered and the date the new options are to be granted, depending on the form of the transaction, the acquiror may not be obligated to honor our original intent to issue the new options and may choose not to do so. In that case, optionees who have tendered their options pursuant to this Offer would not receive any new options or any other consideration in exchange for their tendered options.

           We are also reserving the right, in the event of a merger or similar transaction, to take any action that we deem necessary or appropriate to complete a transaction that our stockholders or our Board of Directors believes is in our best interest and the best interest of our stockholders. This could include terminating your right to receive the new options in this Offer. If we were to terminate your right to receive the new options in this Offer in connection with such a transaction, optionees who have tendered their options pursuant to this Offer would not receive any new options or any other consideration in exchange for their tendered options.

           The term "Expiration Date" means 5:00 P.M., Eastern Time, on Wednesday, November 26, 2003, unless and until we, in our discretion, have extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. See Section 15 for a description of our rights to extend, delay, terminate and amend the Offer.

2.         PURPOSE OF THE OFFER

           We issued the options outstanding under the Plan to further the growth and development of our business by providing, through the potential ownership of our stock, an incentive to employees, to increase such person's interest in our welfare, to encourage them to continue their services to us and our subsidiaries and to attract individuals of outstanding ability to enter our employment or service or employment of our subsidiaries.

           A substantial number of our outstanding options granted to our current employees, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We are making this Offer in order to provide our employee option holders with the benefit of owning options that over time may have a greater potential to increase in value. We believe this will create better performance incentives for employee option holders and thereby align the interests of employees and stockholders, thus maximizing stockholder value.

           We continually evaluate and explore strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities.

           Subject to the foregoing, and except as disclosed elsewhere in this Offer to Exchange or in our filings with the Securities and Exchange Commission (the "SEC"), we presently have no plans or proposals that relate to or would result in:

                 (a) any extraordinary corporate transaction,  such as a merger,
           reorganization   or   liquidation,   involving   us  or  any  of  our
           subsidiaries;

                 (b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

                 (c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

                 (d) any change in our present Board of Directors or management, including, but not limited to, a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

                 (e) any other material change in our corporate structure or business;

                 (f) our common stock not being authorized for quotation on the NASDAQ National Market;

                 (g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

                 (h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

                 (i) the acquisition by any person of any material amount of our
           securities  or  the   disposition  of  any  material  amount  of  our
           securities; or

                 (j) any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

           Neither we nor our Board of Directors makes any recommendation as to whether you should tender your eligible options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own legal, investment and/or tax advisors. You must make your own decision whether to tender your options for exchange.

3.         PROCEDURES FOR TENDERING OPTIONS

           Proper Tender of Options. To validly tender your eligible options pursuant to the Offer, you must, in accordance with the terms of the Letter of Transmittal, properly complete, duly execute and deliver to us the Letter of Transmittal, or a facsimile thereof or emailed PDF file thereof, along with any other required documents. We must receive all of the required documents at Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328 (facsimile: (404) 236-2607, email: optionexchange@iss.net), Attention: Yaslyn Moore, before the Expiration Date.

            The method of delivery of all documents, including the Letter of Transmittal and any other required documents, is at your election and risk. If you deliver by mail, we recommend that you use registered mail with return receipt requested and properly insure the materials. In all cases, you should allow sufficient time to ensure timely delivery. The delivery of such documents may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same document. Delivery of an executed counterpart of any of the documents by facsimile, email or any other reliable means shall be effective for all purposes as delivery of a manually executed original counterpart. The Company may maintain a copy of the document in electronic form. You and the Company further agree that a copy produced from the delivered counterpart or electronic form by any reliable means (for example, photocopy, facsimile, email or printed image) shall in all respects be considered an original.

             Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular options or any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

           Our Acceptance Constitutes an Agreement. Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Our acceptance for exchange of your options tendered by you pursuant to the Offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the Offer.

           Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after 5:00 p.m. on the Expiration Date all properly tendered options that have not been validly withdrawn.

4.         WITHDRAWAL RIGHTS

           You may only withdraw your tendered options in accordance with the provisions of this Section 4.

           You may withdraw your tendered options at any time before the Expiration Date. In addition, if we extend the Expiration Date, we will not accept your tendered options for exchange on November 26, 2003, and you may withdraw your tendered options at any time thereafter until they are accepted or canceled on the extended Expiration Date.

           To validly withdraw tendered options, an option holder must deliver to us at Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328 (facsimile: (404) 236-2607; email: optionexchange@iss.net), Attention: Yaslyn Moore, a written notice of withdrawal, a facsimile thereof or an email of a PDF file thereof, with the required information, while the option holder still has the right to withdraw the tendered options. The notice of withdrawal must specify the name of the option holder who tendered the options to be withdrawn, the number of option shares to be withdrawn and the exercise price. Because we are not accepting partial tenders of an individual's options, you must withdraw all of the options you have been granted under the Plan. Except as described in the following sentence, the notice of withdrawal must be executed by the option holder who tendered the options to be withdrawn exactly as such option holder's name appears on the option agreement or agreements evidencing such options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be identified on the notice of withdrawal.

           You may not rescind any withdrawal. Any options you withdraw will thereafter be deemed not properly tendered for purposes of the Offer, unless you properly re-tender those options before the Expiration Date by following the procedures described in Section 3.

           Neither we nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

5.         ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF
           NEW OPTIONS

           Upon the terms and subject to the conditions of this Offer and as promptly as reasonably practicable following expiration of the Offer on the Expiration Date, we will accept for exchange and will cancel and terminate options properly tendered and not validly withdrawn before the Expiration Date. If your properly tendered options are accepted for exchange, they will be canceled and terminated on November 26, 2003, following expiration of the Offer on the scheduled Expiration Date, you will be granted new options on or about May 27, 2004, which is the first business day that is at least six months and one day following the date we accept options for exchange.

           If we accept options you tender in the Offer, we intend to defer until the grant date for your new options the grant to you of any other options, for which you may be eligible between the date hereof and the new option grant date. We believe that deferral of the grant to you of these other options is necessary for us to avoid incurring compensation expense against our earnings because of accounting rules that could apply to these interim option grants as a result of the Offer.

           For purposes of the Offer, we will be deemed to have accepted for exchange options that are validly tendered and not properly withdrawn as, if and when we give oral or written notice to the option holders of our acceptance for exchange of such options, which may be by company-wide email or press release. Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the Expiration Date of the Offer all properly tendered options that are not validly withdrawn. Promptly after we accept tendered options for exchange, we will send each tendering option holder an email indicating the number of shares subject to the options that we have accepted for exchange and which have been canceled and terminated, the corresponding number of shares that will be subject to the new options and the expected grant date of the new options.

6.         CHOOSING NOT TO TENDER

           If you choose not to tender your options during the Offer, then your options will remain outstanding and will retain their current exercise price and current vesting schedule. You can decline the Offer by tendering the Election to Decline accompanying this Offer pursuant to the procedures for tendering the Letter of Transmittal set forth in Section 3. However, if you do not return the Letter of Transmittal in a timely manner and in proper form, you will be deemed to have declined the Offer.

7.         CONDITIONS OF THE OFFER

           Notwithstanding any other provision of the Offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the Offer, or postpone our acceptance, cancellation and termination of any options tendered for exchange, in each case subject to Rule 13e-4(f)(5) under the Securities Exchange Act, if at any time on or after the commencement date of the Offer and prior to the Expiration Date (1) any of the following events has occurred, or has been determined by us to have occurred, and (2) in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of options tendered for exchange:

                 (a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered options pursuant to the Offer, the issuance of new options, or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect our or our subsidiaries' business, condition (financial or other), income, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

                 (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or to any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

                       (1) make the  acceptance  for exchange of, or issuance of
                 new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relate in any manner to the Offer;

                       (2) delay or restrict our  ability,  or render us unable,
                 to accept for exchange, or issue new options for, some or all of the tendered options;

                       (3) materially  impair the  contemplated  benefits of the
                 Offer to us; or

                       (4) materially and adversely affect our or our subsidiaries' business, condition (financial or other), income, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

                 (c)   there shall have occurred:

                       (1) any general  suspension  of trading in, or limitation
                 on prices for, securities on any national securities exchange or in the over-the-counter market;

                       (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

                       (3) the commencement of a war, armed hostilities or other
                 international   or  national   crisis  directly  or  indirectly
                 involving the United States;

                       (4) any  limitation,  whether  or not  mandatory,  by any
                 governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

                       (5) any  significant  decrease in the market price of the
                 shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our or our subsidiaries' business, condition (financial or other), operations or prospects or on the trading in our common stock;

                       (6) any change in the general political, market, economic
                 or financial conditions in the United States or abroad that could have a material adverse effect on our or our subsidiaries' business, condition (financial or other), operations or prospects or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

                       (7) in the case of any of the  foregoing  existing at the
                 time of the commencement of the Offer, a material acceleration or worsening thereof; or

                       (8) any decline in either the Dow Jones Industrial Average, The NASDAQ Stock Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on October 29, 2003;

                 (d) there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles which could or would require us to record compensation expense against our earnings in connection with the Offer for financial reporting purposes;

                 (e) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed; or

                 (f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of us or our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries or materially impairs or may materially impair the contemplated benefits of the Offer to us.

           The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.         PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS

           There is no established trading market for options, including the options granted to our employees under the Plan, and there will be no established trading market for any new options that may be granted.

           Our common stock is quoted on the NASDAQ National Market under the symbol "ISSX." The following table shows, for the periods indicated, the high and low sales prices per share of our common stock:

                                      2003

                                                         HIGH             LOW
                                                         ----             ---

First Quarter......................................      $24.20          $9.89
Second Quarter.....................................       17.23           9.85
Third Quarter......................................       15.69          10.84
Period Ending October 24, 2003.....................       17.10          12.41

                                      2002

                                                         HIGH             LOW
                                                         ----             ---

First Quarter......................................      $41.49         $21.75
Second Quarter.....................................       25.57          10.26
Third Quarter......................................       18.58          11.20
Fourth Quarter.....................................       26.77          11.64

                                      2001

                                                         HIGH             LOW
                                                         ----             ---

First Quarter......................................      $80.19         $25.25
Second Quarter.....................................       62.46          19.75
Third Quarter......................................       51.49           8.35
Fourth Quarter.....................................       38.85           9.42

           As of October 24, 2003, the last reported closing sale price of our common stock, as reported by NASDAQ, was $16.63 per share, and there were 49,768,994 shares outstanding.

           We recommend that you obtain current market quotations for our common stock before deciding whether to tender your options. At the same time, you should consider that the current market price for our common stock may provide little or no basis for predicting what the market price of our common stock will be on the grant date of the new options or at any time in the future.

9.         SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW
           OPTIONS

           Consideration. We will issue new options to purchase common stock under the Plan in exchange for outstanding options properly tendered and accepted for exchange by us. We will grant the new options on or about the first business day that is at least six months and one day following the date we cancel and terminate the options accepted for exchange. The number of shares of common stock subject to new options to be granted to each option holder will be equal to one share for every 2.5 shares underlying eligible options tendered, subject to adjustments for any stock splits, stock dividends and similar events that occur prior to the grant date of the new options. If we receive and accept tenders of all employee options outstanding as of October 24, 2003, we will grant new options to purchase a total of approximately 578,191 shares of our common stock and the common stock issuable upon exercise of the new options will equal approximately 1.2% of the total shares of our common stock outstanding as of October 24, 2003.

           Terms of New Options. The new options will be issued under the Plan and a new option agreement between us and each option holder who has tendered options in the Offer. Except with respect to the exercise price, new vesting schedule, and as otherwise specified in the Offer, we expect that the terms and conditions of the new options will be substantially the same as the terms and conditions of the options tendered for exchange. On the date the new options are granted, we will deliver a new option agreement to each qualifying option holder whose tendered options were accepted for exchange, canceled and terminated by us. After receipt of the new option agreement, option holders will be expected to execute and deliver to us their option agreement as soon as possible. The following description summarizes the material terms of the Plan and the options granted under the Plan.

           General. The Plan permits the granting of options intended to qualify as Incentive Stock Options ("ISO") under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), non-qualified stock options ("NQSO") not specifically authorized or qualified for favorable income tax treatment by the Code, stock appreciation rights, restricted stock and performance awards. The new options will be NQSOs, whether they are in exchange for ISOs or NQSOs. For every 2.5 shares under an old option, you will receive one share under the new option, provided you are an employee on the grant date, subject to adjustments of the option exchange formula for any stock splits, stock dividends and similar events that occur prior to the grant date of the new options.

           Administration. The Plan is administered by a committee consisting of two or more directors, or, in the discretion of the Board of Directors, the Board of Directors (the "Plan Administrator"), and provides the Plan Administrator with broad discretion to fashion the terms of grants of options, including type, size and exercise price, as it deems appropriate. The Plan Administrator also selects the persons to whom options are granted.

           Term. The outstanding options have terms of ten years or less. The new options will have terms of ten years.

           Exercise Price. The exercise price of each option is determined by the Plan Administrator but may not be less than one hundred percent (100%) of the fair market value of a share of our common stock on the date of grant. The per share exercise price of the new options to be granted pursuant to the Offer will be the closing price on the NASDAQ National Market on the grant date. Accordingly, we cannot predict whether or not the exercise price of the new options will exceed $16.63 per share. Because we will not grant the new options until at least six months and one day following the date we cancel the options accepted for exchange, it is possible that the new options may have a higher exercise price than some or all of your current options. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your options.

           Vesting and Exercise. The Plan Administrator determines at what time or times each option may be exercised and the period of time, if any, during which options may be exercised after retirement, death, disability or termination of employment of an option holder.

           The new options will vest in equal quarterly installments over a three year period from the grant date, beginning three months from the grant date. This new vesting schedule applies regardless of whether old options are vested or would vest more quickly.

           Method of Exercising Options. The option holder may exercise the new options in accordance with the terms of the Plan and the option holder's option agreement by providing to us (1) a written notice identifying the option and stating the number of shares of common stock that the option holder desires to purchase and (2) payment in full of the option price per share for the shares of common stock then being acquired by (i) cash (including check, bank draft or money order), (ii) delivery of shares of our common stock, (iii) simultaneous sale through a broker of option shares, (iv) authorizing us to withhold option shares, or (v) any combination of the foregoing. We may also in our discretion provide for alternate means of exercise of the options.

           Prohibition Against Transfer. The options may not be transferred by the option holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the option holder's lifetime shall be exercisable only by the option holder or his or her guardian or legal representative.

           Termination of Employment. If, for any reason, you are not one of our employees or an employee of one of our subsidiaries through the date we grant the new options, you will not receive any new options or any other consideration in exchange for your tendered options that have been accepted for exchange. This means that if you die, quit with or without good reason, or we terminate your employment with or without cause, prior to the date we grant the new options, you will not receive anything for the options that you tendered and we canceled and terminated. After the grant date of the new options, if the option holder ceases to be our employee due to (i) disability or death, the options shall become fully vested and exercisable until the earlier of (1) the expiration date of such options, or (2) one year from the date of such disability or death; (ii) termination for misconduct, the options shall immediately be forfeited effective as of the date of termination of the option holder's employment, whether or not then exercisable; and (iii) any other reason, the options shall remain exercisable until the earlier of (1) the expiration date of such options, or (2) ninety days from the date of such termination, provided the option holder does not engage in competition with us without our consent.

           Notwithstanding the foregoing, in case of (iii) above, the option shall become exercisable only to the extent to which the option holder would otherwise have been entitled to exercise the options on or prior to the date of such termination, and to the extent the option holder is not entitled to exercise the options prior to the date of such option holder's termination, such outstanding and unexercised option shall immediately be forfeited and the option holder shall have no further rights with respect to it, effective as of the date of termination of the option holder's employment.

           In the event of a Corporate Transaction, as defined below, all options outstanding will automatically accelerate so that each such option will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares. However, an outstanding option will not so accelerate, if and to the extent: (i) the option is assumed by the successor corporation (or its parent corporation) or replaced with a comparable option to purchase shares of the successor corporation (or its parent corporation), (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the option spread existing on the unvested shares subject to the option at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) acceleration of the option is subject to other limitations imposed by the Plan Administrator in the agreement evidencing the option.

           All outstanding options under the Plan will, to the extent not assumed by the successor corporation (or its parent corporation), terminate and cease to be outstanding immediately following the completion of the Corporate Transaction.

           A Corporate Transaction will be deemed to occur upon (i) a merger in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Company in liquidation or dissolution of the Company.

           Each option that is assumed by the successor corporation (or its parent corporation) will, immediately after the Corporate Transaction, be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee in consummation of the Corporate
Transaction had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same.

           If an option is assumed in the Corporate Transaction, and at the time of, or within twelve (12) months following such Corporate Transaction, either
(i) the optionee is offered a Lesser Position, as defined below, in replacement of the position held by him or her immediately prior to the Corporate
Transaction or (ii) the optionee's Service terminates by reason of an Involuntary Termination, then, effective as of the date on which such Lesser Position is offered to the optionee or the effective date of such Involuntary Termination, respectively, the option will automatically accelerate in part so that it will become exercisable for the next annual installment of shares for which it is to otherwise become exercisable for vested shares and the Company's repurchase rights will automatically lapse with respect to such shares. Following such acceleration, to the extent the optionee continues in Service, the exercise schedule will be adjusted so that the option will become exercisable with respect to each subsequent annual installment of option shares on each subsequent anniversary of the effective date of such acceleration. Following an Involuntary Termination, as defined below, the option will remain exercisable until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In the event that both the offer of a Lesser Position and an Involuntary Termination occur within the twelve (12)-month period following the Corporate Transaction, then acceleration of the option with respect to the next annual installment will occur only in connection with the subsequent Involuntary Termination.

           An Involuntary Termination will be deemed to occur upon (i) the optionee's involuntary dismissal or discharge by the Company for reasons other than Misconduct or (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the optionee's consent.

           A Lesser Position for the optionee will mean a new position or a change to the optionee's position which, compared with the optionee's position with the Company immediately prior to the Corporate Transaction, (i) offers a lower level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) or (ii) materially reduces the optionee's duties or level of responsibility.

           Amendment of the Plan. Under the terms of the Plan, we can amend the terms of the Plan without approval of our stockholders, except under certain circumstances enumerated in the Plan. However, we cannot amend the Plan without prior approval of our stockholders if stockholder approval would be required for any listing requirement of the principal stock exchange on which our common stock is then traded.

           Registration of Option Shares. All shares of common stock issuable upon exercise of options under the Plan, including the shares that will be issuable upon exercise of all new options to be granted pursuant to the Offer, have been registered under the Securities Act of 1933, as amended, on a registration statement on Form S-8 filed with the SEC.

           Effect of Change of Control. In the event of a change of control of our company, all of our obligations regarding options that are outstanding on the date of such event shall, on such terms as the Plan Administrator approves, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash). Notwithstanding the foregoing, if the change of control results from a merger approved by our stockholders, the Plan
Administrator may (i) cancel the outstanding options in consideration for payment to the holders thereof of an amount that would have been payable to such holders if their options had been fully exercised immediately prior to such merger (less the aggregate exercise price of such options), or (ii) if the amount that would be so payable to the option holders would be less than the options' aggregate exercise price, cancel such options for no consideration or payment of any kind.

           However, as the options tendered for exchange pursuant to the Offer would be canceled and would no longer be outstanding, the foregoing provisions would not be applicable to such tendered options if a change of control of our company occurred during the period between the date of our acceptance of the options which are tendered and the date the new options are to be granted. While we are not currently negotiating any transactions which could reasonably be expected to lead to the acquisition of our entire company, our Board of Directors has a duty to consider alternatives for maximizing stockholder value and we cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in our best interest and the best interest of our stockholders. If we are acquired during the period between the date of our acceptance of the options which are tendered and the date the new options are to be granted, the acquiror may not be obligated to honor our original intent to issue the new options and may choose not to do so. In that case, optionees who have tendered their options pursuant to this Offer would not receive any new options or any other consideration in exchange for their tendered options. A change of control transaction will not accelerate the grant date of the new options granted pursuant to the Offer.

           We are also reserving the right, in the event of a merger or similar transaction, to take any action that we deem necessary or appropriate to complete a transaction that our stockholders or our Board of Directors believes is in our best interest and the best interest of our stockholders. This could include terminating your right to receive the new options in this Offer. If we were to terminate your right to receive the new options in this Offer in connection with such a transaction, optionees who have tendered their options pursuant to this Offer would not receive any new options or any other consideration in exchange for their tendered options. However, if you do not tender your options pursuant to the Offer, then all of your options will continue in existence according to their terms.

           U.S. Federal Income Tax Consequences of Incentive and Non-Qualified Stock Options.

           The new options will be NQSOs, regardless of whether the old options are ISOs or NQSOs.

           Incentive Stock Options. The option holder will not recognize income upon grant of an ISO. In addition, the option holder should not recognize any income upon the exercise of the option unless the option holder is subject to the alternative minimum tax, described below. If the option holder holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the option holder will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon exercise.

           If the option holder disposes of ISO Shares prior to the expiration of either of the above required holding periods (a "disqualifying disposition"), the option holder will recognize ordinary income (reported on the employee's W-2 form) equal to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price. Any additional gain will be long-term or short-term capital gain, depending upon whether or not the ISO
Shares were held for more than one year following the date of exercise by the option holder. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions). As of the date hereof, long-term capital gain is taxed at a maximum federal income tax rate of 20% rather than the 38.6% maximum rate applicable to other income.

           Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. As of the date hereof, the alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum tax income for alternative minimum taxable income up to $175,000 ($87,500 for a married taxpayer filing a separate return) and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($49,000 in the case of a joint return, $35,750 for an unmarried taxpayer and $24,500 for a married taxpayer filing a joint return subject to reduction under certain circumstances). The alternative minimum tax will, however, be payable only to the extent that it exceeds an option holder's regular federal income tax for the year (computed without regard to certain credits and taxes).

           Nonqualified Stock Options. An option holder will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the option holder will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the option exercise price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form, and will be subject to income tax and FICA withholding by us (either by payment in cash or withholding out of the option holder's salary) if the option holder is an employee. Upon the sale of the shares by the option holder, any subsequent appreciation or depreciation in the value of the shares will be treated as short term or long tem capital gain or loss depending upon whether or not the option holder held the shares for more than one year following exercise of the NQSO.

           U.S. Tax Treatment of Insiders. Option holders who are our officers or directors subject to Section 16(b) of the Securities Exchange Act may be subject to special federal income tax treatment upon exercise of their options. In general, such option holders will be subject to tax with respect to income recognized upon exercise of their options upon the later to occur of (1) the date such income normally would be recognized under the principles described above, or (2) the expiration of the six-month forfeiture period under Section 16(b), unless such option holders make the election under Section 83(b) of the Code to be taxed as of the date specified in (1) above. The amount of income will be measured by reference to the value of the shares acquired upon exercise as of the applicable date. Option holders subject to this special treatment should consult their own tax advisors for further information.

           Tax Laws in Other Countries Differ from Those in the United States. In certain countries, options under the Plan may be taxable at the time the options are granted or when the options vest. In certain jurisdictions, options may also be taxable when they are exercised and the sale of the underlying shares may be subject to various taxes. You should consult your individual tax advisor before deciding whether or not to participate in the Offer.

           Our statements in this Offer concerning the Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of the Plan. The complete Plan, has been filed with the SEC as Exhibit 4.2 to our registration statement on Form S-8 filed November 1, 2002. We urge you to read the entire Plan before deciding whether to tender your options. See Section 17 for a discussion of how to obtain copies of the Plan.

10.        INFORMATION CONCERNING THE COMPANY

           The Company is a world leader in products and services that protect critical information assets from an ever-changing spectrum of threats and misuse. Products from the Company dynamically detect, prevent and respond to sophisticated threats to networks, servers and desktops. Services include 24/7 system monitoring, emergency response and access to the X-Force, our renowned research and development team. The Company is the trusted security provider for more than 11,000 corporate customers, including all of the Fortune 50, the top 10 largest U.S. securities firms, 10 of the world's largest telecommunications companies and major agencies and departments within U.S. local, state and federal governments. Headquartered in Atlanta, the Company has additional operations throughout the Americas, Asia, Australia, Europe and the Middle East. For more information, visit the Company's web site at www.iss.net or call 800-776-2362.

           The address of our principal executive office is 6303 Barfield Road, Atlanta, GA 30328. Our common stock is listed on the NASDAQ National Market under the symbol "ISSX".

           Financial Information. The following table sets forth our selected consolidated financial operating data. The selected historical statement of operations data for the years ended December 31, 2001 and 2002 and the selected historical balance sheet data as of December 31, 2001 and 2002 have been derived from the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission (the "SEC") on March 28, 2003 that have been audited by Ernst & Young, LLP, independent auditors. The selected historical statement of operations data for the nine months ended September 30, 2002 and 2003 and the historical balance sheet data as of September 30, 2002 and 2003 have been derived from the unaudited consolidated financial statements included in our earnings press release filed on Form 8-K for the period ended September 30, 2003 as filed with the SEC on October 21, 2003. We intend to file our Quarterly Report on Form 10-Q for the period ended September 30, 2003 on or about October 31, 2003. The information presented below should be read together with the complete financial statements and notes thereto as well as the section of these reports entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. We have presented the following data in thousands, except per share data.



-----------------------------------------------------------------------------------------------------
                                                                               Nine Months Ended
                                            Year Ended December 31,              September 30,

-----------------------------------------------------------------------------------------------------
                                             2002             2001            2003           2002
-----------------------------------------------------------------------------------------------------
 STATEMENT OF OPERATIONS DATA:
-----------------------------------------------------------------------------------------------------
 Revenues                                      243,285         223,559        178,665        180,176
-----------------------------------------------------------------------------------------------------
 Cost of goods sold                             57,821          64,147         42,323         44,236
-----------------------------------------------------------------------------------------------------
 Gross profit                                  185,464         159,412        136,342        135,940
-----------------------------------------------------------------------------------------------------
 Operating expenses                            177,441         183,570        114,025        118,969
-----------------------------------------------------------------------------------------------------
 Operating income (loss)                         8,023        (24,158)         22,317         16,971
-----------------------------------------------------------------------------------------------------
 Interest expense                                 ----           -----          -----          -----
-----------------------------------------------------------------------------------------------------
 Provision for income taxes                     13,076          12,521          9,347          9,314
-----------------------------------------------------------------------------------------------------
 Net Income (loss)                               1,779        (15,458)         15,288         13,835
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
 Net income (loss) per common share:
-----------------------------------------------------------------------------------------------------
       Basic                                      0.04          (0.34)           0.31           0.29
-----------------------------------------------------------------------------------------------------
       Diluted                                    0.04          (0.34)           0.31           0.28
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
 Weighted average shares outstanding:
-----------------------------------------------------------------------------------------------------
       Basic                                    48,456          45,649         49,123         48,080
-----------------------------------------------------------------------------------------------------
       Diluted                                  49,158          45,649         49,773         48,865
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
 OTHER DATA:
-----------------------------------------------------------------------------------------------------
 Capital expenditures                           10,911          31,682          6,651          9,207
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
 BALANCE SHEET DATA (at end of period):
-----------------------------------------------------------------------------------------------------
 Working capital                               187,387         149,080        215,457
-----------------------------------------------------------------------------------------------------
 Short-term debt                                 -----           -----          -----
-----------------------------------------------------------------------------------------------------
 Total assets                                  546,568         500,984        566,158
-----------------------------------------------------------------------------------------------------
 Long-term debt                                  -----           -----          -----
-----------------------------------------------------------------------------------------------------
 Shareholders' equity                          464,556         426,935        484,872
-----------------------------------------------------------------------------------------------------


           We urge you to read the complete SEC reports that contain the financial statements we have summarized above before deciding whether to tender your options. See Section 17 for instructions on how you can obtain copies of such SEC reports.

11.        INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND
           ARRANGEMENTS CONCERNING THE OPTIONS

           Our directors and top five executive officers, including our Chief Executive Officer, are excluded from this Offer to Exchange. As of October 24, 2003, our executive officers and directors as a group beneficially owned options outstanding under the Plan to purchase a total of 3,812,742 shares of our common stock, which represented approximately 46.0% of the shares subject to all options outstanding under the Plan as of that date and 3,982,492 shares of our common stock under all employee option plans which represented approximately 45.7% of the shares subject to all options outstanding under all such plans as of that date.

           The following table sets forth the beneficial ownership of each of our directors and executive officers of options outstanding under the all option plans as of October 24, 2003:



------------------------------------------------------------------------------------------------------------------------------------

                                                                               SHARES            EXERCISE              % OF
                                                                               ------            --------              ----
             NAME                   POSITION AND OFFICES HELD                 UNDERLYING           PRICE            OUTSTANDING
             ----                   -------------------------                 ----------           -----            -----------
                                                                               OPTIONS                                OPTIONS
                                                                               -------                                -------
------------------------------------------------------------------------------------------------------------------------------------
Thomas Noonan              President, Chairman and Chief
                           Executive Officer                                        60,000           $10.000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   250,000           $56.000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   150,000           $33.170
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   600,000           $33.370
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   600,000           $10.510
                                                                                   -------
------------------------------------------------------------------------------------------------------------------------------------
                                                                          Total: 1,660,000                            19.0%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Richard Macchia            Senior Vice President and Chief
                           Financial Officer                                        70,000            $3.500
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    75,000           $63.940
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    11,250           $21.750
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    16,250            $9.110
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    16,250           $31.700
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    41,250           $33.370
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    40,000           $20.030
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $14.430
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   150,000           $10.510
                                                                                   -------
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total:  430,000                             4.9%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Sean Bowen                 Vice President, General Counsel and
                           Assistant Secretary                                      45,000           $60.250
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     5,625           $21.750
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     3,867            $9.110
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     5,625           $31.700
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     5,625           $33.370
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    30,000           $20.030
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     7,500           $14.430
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    22,500           $10.510
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total:  125,742                             1.4%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Lawrence Costanza          Senior Vice President of North
                           Americas Sales                                          225,000           $58.940
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    17,500           $21.750
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    37,500            $9.110
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     5,000           $31.700
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    17,500           $31.700
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    52,500           $33.370
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    70,000           $20.030
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    15,000           $15.840
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    25,000           $14.430
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   170,000           $10.510
                                                                                   -------
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total:  635,000                             7.3%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Douglas Johns              Senior Vice President of Worldwide
                           Operations                                              125,000           $14.950
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   150,000           $10.510           3.2%
                                                                                   -------
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total:  275,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Christopher Klaus          Chief Technical Officer and Founder                      20,000           $20.030
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total: 20,000                              *
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Lin Ja Hong                President of Asia/Pac                                     3,750            $3.500
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     7,500           $10.000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    15,000           $30.625
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                               SHARES            EXERCISE              % OF
                                                                               ------            --------              ----
             NAME                   POSITION AND OFFICES HELD                 UNDERLYING           PRICE            OUTSTANDING
             ----                   -------------------------                 ----------           -----            -----------
                                                                               OPTIONS                                OPTIONS
                                                                               -------                                -------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     4,000           $63.940
                                                                                     -----
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total: 30,250                              *
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Alex Bogaerts              President of EMEA                                        40,000           $30.625
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     4,000           $63.940
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $21.750
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    15,000            $9.110
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    15,000           $31.700
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    30,000           $33.370
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    25,000           $20.030
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $14.430
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    50,000           $10.510
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total:  199,000                             2.3%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Peter Privateer            Senior Vice President of Global
                           Marketing                                                75,000           $33.370
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    30,000           $20.030
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    30,000           $14.430
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   100,000           $10.510
                                                                                   -------
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total:  235,000                             2.7%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Maureen Richards           Vice President and Controller                             3,500            $3.500
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     6,000           $63.940
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     6,000           $67.250
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     1,750           $21.750
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     1,750            $9.110
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     1,750           $31.700
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     1,750           $33.370
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    20,000           $20.030
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     7,500           $14.430
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    32,500           $10.510
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                            Total:  82,500                              *
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Richard Bodman             Director                                                  2,500           $85.625
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $55.800
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.100
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.010
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total: 25,000                              *
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Robert Davoli              Director                                                  5,000           $21.563
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    40,000            $3.500
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $85.625
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $55.800
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.100
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.010
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total: 70,000                              *
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Sam Nunn                   Director                                                 30,000            $4.500
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    40,000           $30.625
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $85.625
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $55.800
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.100
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.010
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                            Total:  95,000                             1.1%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                                                               SHARES            EXERCISE              % OF
                                                                               ------            --------              ----
             NAME                   POSITION AND OFFICES HELD                 UNDERLYING           PRICE            OUTSTANDING
             ----                   -------------------------                 ----------           -----            -----------
                                                                               OPTIONS                                OPTIONS
                                                                               -------                                -------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Kevin O'Connor             Director                                                 40,000            $3.500
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     5,000           $21.563
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $85.625
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $55.800
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.100
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.010
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                            Total:  70,000                              *
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
David Strohm               Director                                                  5,000           $21.563
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $85.625
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     2,500           $55.800
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.100
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    10,000           $16.010
                                                                                    ------
------------------------------------------------------------------------------------------------------------------------------------
                                                                            Total:  30,000                              *
------------------------------------------------------------------------------------------------------------------------------------
* Less than 1%
------------------------------------------------------------------------------------------------------------------------------------

           The address of each director and executive officer is: c/o Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328.

           The Company has a stock repurchase program pursuant to which we have repurchased shares of Company common stock. During the past 60 days, the Company has repurchased 233,000 shares of our common stock.

           On October 28, 2003 our board of directors granted under the Plan to each non-employee director a restricted stock grant of 2,500 shares of our common stock for services rendered. The shares vest at our next annual meeting of stockholders to be held in May 2004. Vesting accelerates in the event of a change in control as provided in the Plan. Prior to vesting, the restricted stock is subject to forfeiture if the non-employee director ceases board service prior to vesting.

           Except as otherwise described above, there have been no transactions in options to purchase our common stock or in our common stock which were effected during the past 60 days by us or, to our knowledge, by any of our executive officers, directors, affiliates or subsidiaries.

12.        STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER;
           ACCOUNTING CONSEQUENCES OF THE OFFER

           Many of our employee option holders hold options with exercise prices significantly higher than the current market price of our common stock. We believe it is in our best interest to offer these option holders an opportunity to more effectively participate in the potential growth in our stock price. We could accomplish this goal by repricing existing options, which would enable option holders to immediately receive replacement options with a lower exercise price.

           However, the repriced options would be subject to variable accounting, which would require us to record additional compensation expense each quarter until the repriced options were exercised or canceled or expire. Furthermore, if we were to cancel a stock option and had issued another option with an exercise price that is lower than the exercise price of the canceled option within the shorter of (1) the six-month period immediately prior to the date on which the option was canceled or (2) the period from the date of grant of the canceled option to the date on which the option was canceled, the cancellation and exchange would be deemed a repricing that results in variable accounting. Further, any option grant to an optionee accruing at a lower exercise price within six months following the cancellation of such optionee's option results in variable accounting. The cancellation of an existing option and the issuance of another option within this time period will be deemed a repricing even if the issuance of the second option occurs before the cancellation of the first option.

           We believe that we can accomplish our goals of providing option holders the benefit of choosing whether they want to receive options that over time may have a greater potential to increase in value, without incurring additional current or future compensation expense because:

           o we will not grant any new options to tendering option holders until a day that is at least six months and one day after the date that we accept and cancel options tendered for exchange; and

           o the exercise price of all new options will be at the fair market value of our common stock on the future date we grant the new options.

13.        LEGAL MATTERS; REGULATORY APPROVALS

           We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in
Section 7.

14.        MATERIAL FEDERAL INCOME TAX CONSEQUENCES

           The following is a general summary of the material federal income tax consequences of the exchange of options pursuant to the Offer. This discussion is based on the Code, its legislative history, Treasury regulations thereunder and administrative and judicial interpretations thereof as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Therefore, we strongly encourage you to consult your own tax advisor with respect to your individual tax consequences by virtue of participating in this Offer.

           We believe that the exchange of tendered options for the commitment to grant new options should be a non-taxable event. Administrative and judicial interpretations of Section 83 of the Code indicate that the exchange of an option without a readily ascertainable fair market value, as defined in the Treasury regulations, for a commitment to grant a new option without a readily ascertainable fair market value is a non-taxable event.

           As the value of neither the tendered options nor the commitment to grant the new options is readily ascertainable at the time of the exchange, the exchange should be a non-taxable event under U.S. tax laws.

           Therefore, we believe the option holders who exchange outstanding options for the commitment to grant new options should not be required to recognize income for federal tax purposes at the time of the exchange.

           We also believe that the exchange of tendered options for new options should be treated as a non-taxable event. Administrative and judicial interpretations of Section 83 of the Code indicate that the substitution of one option without a readily ascertainable fair market value for another option is a non-taxable event. As neither the value of the tendered options nor the value of the new options is readily ascertainable at the time of the exchange, the exchange should be a non-taxable event. Therefore, we believe the option holders who exchange outstanding options for new options should not be required to recognize income for federal tax purposes at the time of the exchange.

           We also believe that the grant of new options should not be recognized as taxable income. The Treasury regulations under Section 83 of the Code generally provide that the grant of an option without a readily ascertainable fair market value is a non-taxable event.

           Therefore, we believe at the date of grant of the new options, the option holders should not be required to recognize additional income for U.S. federal tax purposes. Option holders subject to the tax laws of other countries and jurisdictions may be subject to different tax consequences if they exchange their options in the Offer.

           We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the Offer.

15.        EXTENSION OF OFFER; TERMINATION; AMENDMENT

           We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in
Section 7 has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open, and thereby delay the acceptance for exchange of any options, by giving oral, email or written notice of such extension to the option holders and making a public announcement thereof.

           We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date, to terminate or amend the Offer and to postpone our acceptance, cancellation and termination of any options tendered for exchange upon the occurrence of any of the conditions specified in Section 7, by giving oral or written notice of such termination or postponement to the option holders and making a public announcement thereof. Our reservation of the right to delay our acceptance, cancellation or termination of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities
Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of the Offer.

           Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 A.M., Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any company-wide announcement made pursuant to the Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Any company-wide announcement most likely would be made by email.

           If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

16.        FEES AND EXPENSES

           We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer.

17.        ADDITIONAL INFORMATION

           With respect to the Offer, we have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, before making a decision on whether to tender your options.

           We are subject to the informational filing requirements of the Securities Exchange Act and, in accordance therewith, are obligated to file reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. Such reports, proxy statements and other information, including the Schedule TO, our annual report on Form 10-K for the fiscal year ended December 31, 2002 and our quarterly report on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003, and once it is filed on or about October 31, 2003 our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003 can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 2120, Washington D.C. 20549; and at its Edgar database assessable on the Internet at www.sec.gov. Copies of such materials may also be obtained by mail, upon payment of the SEC's customary charges, from the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Information about the operation of this public reference room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants, including us, that file electronically with the SEC. Copies of all such reports and other information may also be obtained from our website www.iss.net.

18.        MISCELLANEOUS

           Forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and are subject to known and unknown risks and uncertainties. Our forward-looking statements contained in this Offer to Exchange and elsewhere should be considered in light of the following important risk factors. Variations from our stated intentions or failure to achieve objectives could cause actual results to differ from those projected in our forward-looking statements. With respect to our business outlook published in our earnings press release each quarter, you may continue to rely on the revenue and earnings expectations prior to the start of our "quiet period" unless we have published a notice stating otherwise. Toward the end of each quarter, we have a "quiet period" when we will not comment concerning the previously published financial expectations, and we disclaim any obligation to update during the quiet period. The public should not rely on previously published expectations during the "quiet period". The "quiet period" runs from the 15th of the last month of the quarter until our earnings release during the first month of the following quarter. We otherwise undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

We Operate in a Rapidly Evolving Market

     We operate in a new and rapidly evolving market and must, among other things:

     o   respond to competitive developments;

     o   continue to upgrade and expand our product and services offerings; and

     o   continue to attract, retain and motivate our employees.

           We cannot be certain that we will successfully address these issues. As a result, we cannot assure our investors that we will be able to continue to operate profitably in the future.

           We introduced our new Proventia appliance line in April 2003. As a result of our limited history with these products, it may be difficult to plan project our revenues accurately. The revenue and income potential of these products is unproven and the markets addressed by these products are volatile. If these products fail to gain market acceptance, our revenue could be below our expectations and our operating results could be adversely affected.

Our Future Operating Results Will Likely Fluctuate Significantly

           We cannot predict our future revenues and operating results with certainty. However, we do expect our future revenues and operating results to fluctuate due to a combination of factors, including:

     o the growth in the acceptance of, and activity on, the Internet and the world wide web, particularly by corporate, institutional and government users;

     o the extent to which the public perceives that unauthorized access to and use of online information are threats to network security;

     o the volume and timing of orders, including seasonal trends in customer purchasing;

     o our ability to develop new and enhanced product and managed service offerings and expand our professional services capabilities;

     o the introduction and acceptance rate of our branded appliances, including increased cost of goods sold;

     o our ability to provide scalable managed services offerings through our partners in a cost effective manner;

     o     foreign  currency   exchange  rates  that  affect  our  international
           operations;

     o     product and price competition in our markets; and

     o general economic conditions, both domestically and in our foreign markets.

           We increasingly focus our efforts on sales of enterprise-wide security solutions, which consist of our entire product suite and related professional services, and managed security services, rather than on the sale of component products. As a result, each sale requires substantial time and effort from our sales and support staff. In addition, the revenues associated with particular sales vary significantly depending on the number of products licensed by a customer, the number of devices used by the customer and the customer's relative need for our professional services. Large individual sales, or even small delays in customer orders, can cause significant variation in our revenues and results of operations for a particular period. The timing of large orders is usually difficult to predict and, like many software and services companies, many of our customers typically complete transactions in the last month of a quarter.

            We cannot predict our operating expenses based on our past results. Instead, we establish our spending levels based in large part on our expected future revenues. As a result, if our actual revenues in any future period fall below our expectations, our operating results likely will be adversely affected because very few of our expenses vary with our revenues. Because of the factors listed above, we believe that our quarterly and annual revenues, expenses and operating results likely will vary significantly in the future.

           We currently purchase some Proventia appliance components and contract manufacture from single or limited sources. We carry little inventory of our appliance products and we rely on suppliers to deliver necessary components to our contract manufacturer in a timely manner based on the forecasts we provide. If shortages occur, supplies are interrupted, or we under forecast sales, we may not be able to deliver products to our customers and our revenue and operating results would be adversely affected. Because our supply of hardware is based on short-term forecasts and purchase orders, our contract manufacturer is not obligated to purchase components for greater quantities over longer periods. We provide six-month forecasts of our demand to our contract manufacturer. If we overestimate our requirements, our contract manufacturer many have excess inventory, which could increase our costs. If we underestimate our requirements, our contract manufacturer may have an inadequate component inventory and, based on lead times, this could interrupt manufacturing and result in delays in shipments and revenues.

           Our ability to provide timely guidance and meet the expectations of investors with respect to our operating and financial results is impacted by the tendency of a majority of our sales to be completed in the last month of a quarter. We may not be able to determine whether we will experience material deviations from guidance or expectations until the end of a quarter.

We Face Intense Competition in Our Market

           The market for network security monitoring, detection and response solutions is intensely competitive, and we expect competition to increase in the future. We cannot guarantee that we will compete successfully against our current or potential competitors, especially those with significantly greater financial resources or brand name recognition. Our chief competitors generally fall within one of five categories:

     o internal information technology departments of our customers and the consulting firms that assist them in formulating security systems;

     o relatively smaller software companies offering relatively limited applications for network and Internet security;

     o large companies, including Symantec Corp., Cisco Systems, Inc. and Network Associates, Inc., that sell or have announced competitive products and offerings, as well as other large software companies that have the technical capability and resources to develop competitive products;

     o software or hardware companies like Cisco Systems, Inc. that could integrate features that are similar to our products into their own products; and

     o small and large companies with competitive offerings to components of our managed services offerings.

           Mergers or consolidations among these competitors, or acquisitions of small competitors by larger companies, represent risks. For example, Symantec acquired Recourse Technologies and Riptech Inc. in the third quarter of 2002 and Cisco acquired Psionic Software, Inc. and Okena, Inc. in 2003. Also, Network Associates, Inc. acquired Intruvert Networks and Entercept Security Technologies in the second quarter of 2003. These acquisitions will make these entities potentially more formidable competitors to us if such products and offerings are effectively integrated. Large companies may have advantages over us because of their longer operating histories, greater name recognition, larger customer bases or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the promotion and sale of their products than we can. In addition, these companies have reduced and could continue to reduce, the price of their security monitoring, detection and response products and managed security services, which increases pricing pressures within our market.

           Several companies currently sell software products (such as encryption, firewall, operating system security and virus detection software) that our customers and potential customers have broadly adopted. Some of these companies sell products that perform the same functions as some of our products. In addition, the vendors of operating system software or networking hardware may enhance their products to include the same kinds of functions that our products currently provide. The widespread inclusion of comparable features to our software in operating system software or networking hardware could render our products obsolete, particularly if such features are of a high quality. Even if security functions integrated into operating system software or networking hardware are more limited than those of our software, a significant number of customers may accept more limited functionality to avoid purchasing additional software.

           For the above reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in price reductions, reduced gross margins and loss of market share.

We Face Rapid Technological Change in Our Industry and Frequent Introductions of New Products

     Rapid changes in technology pose significant risks to us. We do not control nor can we influence the forces behind these changes, which include:

     o the extent to which businesses and others seek to establish more secure networks;

     o the extent to which hackers and others seek to compromise secure systems;

     o   evolving computer hardware and software standards;

     o   changing customer requirements; and

     o   frequent introductions of new products and product enhancements.

           To remain successful, we must continue to change, adapt and improve our products in response to these and other changes in technology. Our future success hinges on our ability to both continue to enhance our current line of products and professional services and to introduce new products and services that address and respond to innovations in computer hacking, computer technology and customer requirements. We cannot be sure that we will successfully develop and market new products that do this. Any failure by us to timely develop and introduce new products, to enhance our current products or to expand our professional services capabilities in response to these changes could adversely affect our business, operating results and financial condition.

           Our products involve very complex technology, and as a consequence, major new products and product enhancements require a long time to develop and test before going to market. Because this amount of time is difficult to estimate, we have had to delay the scheduled introduction of new and enhanced products in the past and may have to delay the introduction of new and enhanced products in the future.

           The techniques computer hackers use to gain unauthorized access to, or to sabotage, networks and intranets are constantly evolving and increasingly sophisticated. Furthermore, because new hacking techniques are usually not recognized until used against one or more targets, we are unable to anticipate most new hacking techniques. To the extent that new hacking techniques harm our customers' computer systems or businesses, affected or prospective customers may believe that our products are ineffective, which may cause them or prospective customers to reduce or avoid purchases of our products.

Risks Associated with Our Global Operations

           The expansion of our international operations includes our presence in dispersed locations throughout the world, including throughout Europe and the Asia/Pacific and Latin America regions. Our international presence and expansion exposes us to risks not present in our U.S. operations, such as:

     o   the  difficulty  in  managing  an  organization   spread  over  various
         countries located across the world;

     o compliance with, and unexpected changes in, a wide range of complex regulatory requirements in countries where we do business;

     o increased financial accounting and reporting burdens and complexities and potentially adverse tax consequences;

     o   excess taxation due to overlapping tax structures;

     o fluctuations in foreign currency exchange rates resulting in losses or gains from transactions and expenses denominated in foreign currencies;

     o   reduced protection for intellectual property rights in some countries;

     o reduced protection for enforcement of creditor and contractual rights in some countries; and

     o import and export license requirements and restrictions on the import and export of certain technology, especially encryption technology and trade restrictions.

           We rely on distributors extensively in the Asia/Pacific region for the sale and distribution of our products. Further, countries in the Asia/Pacific region, particularly China, Japan and Korea, have experienced weakness in their currency, banking and equity markets. These weaknesses could continue to adversely affect our distributors' ability to pay us and adversely affect demand for our products in the Asia/Pacific region. Despite these risks, we believe that we must continue to expand our operations in international markets to support our growth. To this end, we intend to establish additional foreign sales operations, expand our existing offices, hire additional personnel, expand our international sales channels and customize our products for local markets. If we fail to execute this strategy, our international sales growth will be limited.

Our Networks, Products and Services May be Targeted by Hackers

           Like other companies, our websites, networks, information systems, products and services may be targets for sabotage, disruption or misappropriation by hackers. As a leading network security solutions company, we are a high profile target. Although we believe we have sufficient controls in place to prevent disruption and misappropriation, and to respond to such situations, we expect these efforts by hackers to continue. If these efforts are successful, our operations, reputation and sales could be adversely affected.

We Must Successfully Integrate Acquisitions

           As part of our growth strategy, we have and may continue to acquire or make investments in companies with products, technologies or professional services capabilities complementary to our solutions. When engaging in acquisitions, we could encounter difficulties in assimilating or completing the development of the technologies, new personnel and operations into our company. These difficulties may disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. These difficulties could also include accounting requirements, such as impairment charges related to goodwill or expensing in-process research and development costs, such as those incurred in the fourth quarter of 2002 related to the acquisition of vCIS, Inc. We cannot be certain that we will successfully overcome these risks with respect to any future acquisitions or that we will not encounter other problems in connection with our recent or any future acquisitions. In addition, any future acquisitions may require us to incur debt or issue equity securities. The issuance of equity securities could dilute the investment of our existing stockholders.

We Depend on Our Intellectual Property Rights and Use Licensed Technology

           We rely primarily on copyright, trademark, patent and trade secrets laws, confidentiality procedures and contractual provisions to protect our proprietary rights. We have obtained one United States patent and have a number of patent applications pending, as well as numerous trademarks and trademark applications pending. We believe that the technological and creative skills of our personnel, new product developments, frequent product enhancements, our name recognition, our professional services capabilities and delivery of reliable product support are essential to establishing and maintaining our technology leadership position. We cannot assure you that our competitors will not develop technologies that are similar to ours.

           Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult. While we cannot determine the extent to which piracy of our software products occurs, we expect software piracy to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States, and many foreign countries do not enforce these laws as diligently as U.S. government agencies and private parties.

Some Provisions in the ISS Certificate of Incorporation and Bylaws Make a Takeover of ISS Difficult

           Our certificate of incorporation and bylaws contain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of ISS. These provisions:

     o   establish a classified board of directors;

     o create preferred stock purchase rights that grant to holders of common stock the right to purchase shares of Series A Junior Preferred Stock in the event that a third party acquires 20% or more of the voting power of our outstanding common stock;

     o   prohibit the right of our stockholders to act by written consent;

     o   limit calling special meetings of stockholders; and

     o impose a requirement that holders of 66-2/3% of the outstanding shares of common stock are required to amend the provisions relating to the classification of our board of directors and action by written consent of stockholders.

           Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Offer to Exchange.

           We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

           We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your options pursuant to the Offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this document or in the related Letter of Transmittal. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

              OFFER TO EXCHANGE OPTIONS UNDER THE INTERNET SECURITY
                SYSTEMS, INC. RESTATED 1995 STOCK INCENTIVE PLAN

           If you wish to tender your eligible options for exchange, you must complete and sign the Letter of Transmittal in accordance with its instructions, and mail, fax, hand deliver or email it and any other required documents to us at Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328 (facsimile (404) 236-2607, email optionexchange@iss.net), Attention: Yaslyn Moore.

           Any questions, requests for assistance or additional copies of any documents referred to in the Offer to Exchange may be directed to Yaslyn Moore, at Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328 (email: optionexchange@iss.net.


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